PURCHASE AGREEMENT
                Champps Restaurant - Columbus, OH

This AGREEMENT, entered into effective as of the 17 of March, 1997 .

l. Parties. Seller is AEI Real Estate Fund XVIII Limited Partnership which owns an undivided 25.1101% interest in the fee title to that certain real property legally described in the attached Exhibit "A" (the "Entire Property") Buyer is the The Thomas W. Adamson Family Limited Partnership, ("Buyer"). Seller wishes to sell and Buyer wishes to buy a portion as Tenant in Common of Seller's interest in the Entire Property.

2. Property. The Property to be sold to Buyer in this transaction consists of an undivided 7.0899 percentage interest (hereinafter,
simply  the  "Property")   as Tenant  in  Common  in  the  Entire
Property.

3. Purchase Price . The purchase price for this percentage interest in the Entire Property is $250,000 all cash.

4. Terms. The purchase price for the Property will be paid by Buyer as follows:

     (a) When this agreement is executed, Buyer will pay $5,000 to Seller (which shall be deposited into escrow according to the terms hereof) (the "First Payment"). The First Payment will be credited against the purchase price when and if escrow closes and the sale is completed.

     (b) Buyer will deposit the balance of the purchase price, $245,000 (the "Second Payment") into escrow in sufficient time to allow escrow to close on the closing date.

5 Closing Date.  Escrow shall close on or before March 21, 1997.

6. Due Diligence. Buyer will have until the expiration of the fifth business day (The "Review Period") after delivery of each of following items, to be supplied by Seller, to conduct all of its inspections and due diligence and satisfy itself regarding each item, the Property, and this transaction. Buyer agrees to indemnify and hold Seller harmless for any loss or damage to the Entire Property or persons caused by Buyer or its agents arising out of such physical inspections of the Entire Property.

     (a) The original and one copy of a title insurance commitment for an Owner's Title insurance policy (see paragraph 8 below).

     (b) Copies of a Certificate of Occupancy or other such document certifying completion and granting permission to permanently occupy the improvements on the Entire Property as are in Seller's possession.

     (c) Copies of an "as built" survey of the Entire Property done concurrent with Seller's acquisition of the Property.

     (d) Lease (as further set forth in paragraph 11(a) below) of the Entire Property showing occupancy date, lease expiration date, rent, and Guarantys, if any, accompanied by such tenant financial statements as may have been provided most recently to Seller by the Tenant and/or Guarantors.




     Buyer Initial: /s/ GEA /s/ WKA
     Purchase Agreement for Champps - Columbus, OH




     It is a contingency upon Seller's obligations hereunder that two (2) copies of Co-Tenancy Agreement in the form attached hereto duly executed by Buyer and Seller and dated on escrow closing date be delivered to the Seller on the closing date.

      Buyer may cancel this agreement for ANY REASON in its sole discretion by delivering a cancellation notice, return receipt requested, to Seller and escrow holder before the expiration of the Review Period. Such notice shall be deemed effective only upon receipt by Seller. If this Agreement is not cancelled as set forth above, the First Payment shall be non-refundable unless Seller shall default hereunder.

      If Buyer cancels this Agreement as permitted under this Section, except for any escrow cancellation fees and any liabilities under sections 15(a) of this agreement (which will survive), Buyer (after execution of such documents reasonably requested by Seller to evidence the termination hereof) shall be returned its First Payment, and Buyer will have absolutely no rights, claims or interest of any type in connection with the Property or this transaction, regardless of any alleged conduct by Seller or anyone else.

      Unless this Agreement is canceled by Buyer pursuant to the terms hereof, if Buyer fails to make the Second Payment, Seller shall be entitled to retain the First Payment and Buyer irrevocably will be deemed to have canceled this Agreement and relinquish all rights in and to the Property unless Buyer makes the Second Payment when required. If this Agreement is not canceled and the Second Payment is made when required, all of Buyer's conditions and contingencies will be deemed satisfied.

7. Escrow. Escrow shall be opened by Seller and funds deposited in escrow upon acceptance of this agreement by both parties. The escrow holder will be a nationally-recognized escrow company selected by Seller. A copy of this Agreement will be delivered to the escrow holder and will serve as escrow instructions together with the escrow holder's standard instructions and any additional instructions required by the escrow holder to clarify its rights and duties (and the parties agree to sign these additional instructions). If there is any conflict between these other instructions and this Agreement, this Agreement will control.

8. Title. Closing will be conditioned on the agreement of a title company selected by Seller to issue an Owner's policy of title insurance, dated as of the close of escrow, in an amount equal to the purchase price, insuring that Buyer will own insurable title to the Property subject only to: the title company's standard exceptions; current real property taxes and assessments; survey exceptions; the rights of parties in possession pursuant to the lease definded in paragraph 11 below; and other items of record disclosed to Buyer during the contingency period.

      Buyer shall be allowed five (5) days after receipt of said commitment for examination and the making of any objections to marketability thereto, said objections to be made in writing or deemed waived. If any objections are so made, the Seller shall be allowed eighty (80) days to make such title marketable or in the alternative to obtain a commitment for insurable title insuring over Buyer's objections. If Seller shall decide to make no efforts to make title marketable, or is unable to make title marketable or obtain insurable title, (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof) Buyer's First Payment shall be returned and this Agreement shall be null and void and of no further force and effect.

     Pending correction of title, the payments hereunder required shall be postponed, but upon correction of title and within ten
(10) days after written notice of correction to the Buyer, the parties shall perform this Agreement according to its terms.


     Buyer Initial: /s/ GEA /s/ WKA
     Purchase Agreement for Champps - Columbus, OH




     9. Closing Costs. Seller will pay one-half of escrow fees, the cost of the title commitment and any brokerage commissions payable. The Buyer will pay the cost of issuing a Standard Owners Title Insurance Policy in the full amount of the purchase price, if Buyer shall decide to purchase the same. Buyer will pay all recording fees, one-half of the escrow fees, and the cost of an update to the Survey in Sellers possession (if an update is required by Buyer.) Each party will pay its own attorney's fees and costs to document and close this transaction.

     10.  Real Estate Taxes, Special Assessments and Prorations.

     (a) Because the Entire Property (of which the Property is a part) is subject to a triple net lease (as further set forth in paragraph 11(a)(i), the parties acknowledge that there shall be no need for a real estate tax proration. However, Seller represents that to the best of its knowledge, all real estate taxes and installments of special assessments due and payable in all years prior to the year of Closing have been paid in full. Unpaid levied and pending special assessments existing on the date of Closing shall be the responsibility of Buyer and Seller in proportion to their respective Tenant in Common interests, pro-rated, however, to the date of closing for the period prior to closing, which shall be the responsibility of Seller if Tenant shall not pay the same. Seller and Buyer shall likewise pay all taxes due and payable in the year after Closing and any unpaid installments of special assessments payable therewith and thereafter, if such unpaid levied and pending special assessments and real estate taxes are not paid by any tenant of the Entire Property.

     (b) All income and all operating expenses from the Entire Property shall be prorated between the parties and adjusted by them as of the date of Closing. Seller shall be entitled to all income earned and shall be responsible for all expenses incurred prior to the date of Closing, and Buyer shall be entitled to its proportionate share of all income earned and shall be responsible for its proportionate shall of all operating expenses of the Property incurred on and after the date of closing.

11.  Seller's Representation and Agreements.

     (a)  Seller represents and warrants as of this date that:

     (i) Except for the lease in existence between AEI Income & Growth Fund XXI Limited Partnership and AEI Real Estate Fund XVIII Limited Partnership and Americana Dining Corporation, dated August 29, 1996, Seller is not aware of any leases of the Property. The above referenced lease agreement also has a first right of refusal in favor of the Tenant as set forth in Article 34 of said lease agreement, which right shall apply to any attempted disposition of the Property by Buyer after this transaction.

     (ii)   It  is  not  aware  of  any  pending  litigation   or
     condemnation proceedings against the Property or Seller's interest in the Property.

     (iii) Except as previously disclosed to Buyer and as set forth in paragraph (b) below, Seller is not aware of any contracts Seller has executed that would be binding on Buyer after the closing date.

     (b) Provided that Buyer performs its obligations when required, Seller agrees that it will not enter into any new contracts that would materially affect the Property and be binding on Buyer after the Closing Date without Buyer's prior consent, which will not be unreasonably withheld. However, Buyer acknowledges that Seller retains the right both prior to and after the Closing Date to freely transfer all or a portion of Seller's remaining undivided interest in the Entire Property, provided such sale shall not encumber the Property being purchased by



     Buyer Initial: /s/ GEA /s/ WKA
     Purchase Agreement for Champps - Columbus, OH





     Buyer  in  violation of the terms hereof or the contemplated
     Co-Tenancy Agreement.

12.  Disclosures.

     (a) To the best of Seller's knowledge: there are now, and at the Closing there will be, no material, physical or mechanical defects of the Property, including, without limitation, the plumbing, heating, air conditioning, ventilating, electrical systems, and all such items are in good operating condition and repair and in compliance with all applicable governmental , zoning and land use laws, ordinances, regulations and requirements.

     (b) To the best of Seller's knowledge: the use and operation of the Property now is, and at the time of Closing will be, in full compliance with applicable building codes, safety, fire, zoning, and land use laws, and other applicable local, state and federal laws, ordinances, regulations and requirements.

     (c) Seller knows of no facts nor has Seller failed to disclose to Buyer any fact known to Seller which would prevent Buyer from using and operating the Property after the Closing in the manner in which the Property has been used and operated prior to the date of this Agreement.

     (d) To the best of Seller's knowledge: the Property is not, and as of the Closing will not be, in violation of any federal, state or local law, ordinance or regulations relating to industrial hygiene or to the environmental conditions on, under, or about the Property including, but not limited to, soil and groundwater conditions. To the best of Seller's knowledge: there is no proceeding or inquiry by any governmental authority with respect to the presence of Hazardous Materials on the Property or the migration of Hazardous Materials from or to other property. Buyer agrees that Seller will have no liability of any type to Buyer or Buyer's successors, assigns, or affiliates in connection with any Hazardous Materials on or in connection with the Property either before or after the Closing Date, except such Hazardous Materials on or in connection with the Property arising out of Seller's negligence or intentional misconduct in violation of applicable state or federal law or regulation.

     (e) Buyer agrees that it shall be purchasing the Property in its then present condition, as is, where is, and Seller has no obligations to construct or repair any improvements thereon or to perform any other act regarding the Property, except as expressly provided herein.

     (f) Buyer acknowledges that, having been given the opportunity to inspect the Property and such financial information on the Lessee and Guarantors of the Lease as Buyer or its advisors shall request, Buyer is relying solely on its own investigation of the Property and not on any information provided by Seller or to be provided except as set forth herein. Buyer further acknowledges that the information provided and to be provided by Seller with respect to the Property and to the Lessee and Guarantors of Lease was obtained from a variety of sources and Seller neither (a) has made independent investigation or verification of such information, or (b) makes any representations as to the accuracy or completeness of such information. The sale of the Property as provided for herein is made on an "AS IS" basis, and Buyer expressly acknowledges that, in consideration of the agreements of Seller herein, except as otherwise specified herein, Seller makes no Warranty or representation, Express or Implied, or arising by operation of law, including, but not limited to, any warranty or condition, habitability, tenantability, suitability for commercial purposes, merchantability, or fitness for a particular purpose, in respect of the Property.

     The provisions (d) - (f) above shall survive closing.




     Buyer Initial: /s/ GEA /s/ WKA
     Purchase Agreement for Champps - Columbus, OH






13.  Closing.

     (a) Before the closing date, Seller will deposit into escrow an executed limited warranty deed conveying insurable title of the Property to Buyer, subject to the encumbrances contained in paragraph 8 above.

     (b) On or before the closing date, Buyer will deposit into escrow: the balance of the purchase price when required under Section 4; any additional funds required of Buyer, (pursuant to this agreement or any other agreement executed by Buyer) to close escrow. Both parties will sign and deliver to the escrow holder any other documents reasonably required by the escrow holder to close escrow.

     (c) On the closing date, if escrow is in a position to close, the escrow holder will: record the deed in the official records of the county where the Property is located; cause the title company to commit to issue the title policy; immediately deliver to Seller the portion of the purchase price deposited into escrow by cashier's check or wire transfer (less debits and prorations, if any); deliver to Seller and Buyer a signed counterpart of the escrow holder's certified closing statement and take all other actions necessary to close escrow.

14. Defaults. If Buyer defaults, Buyer will forfeit all rights and claims and Seller will be relieved of all obligations and will be entitled to retain all monies heretofore paid by the Buyer. Seller shall retain all remedies available to Seller at law or in equity.

     If Seller shall default, Buyer irrevocably waives any rights to file a lis pendens, a specific performance action or any other claim, action or proceeding of any type in connection with the Property or this or any other transaction involving the Property, and will not do anything to affect title to the Property or hinder, delay or prevent any other sale, lease or other transaction involving the Property (any and all of which will be null and void), unless: it has paid the First Payment, deposited the balance of the Second Payment for the purchase price into escrow, performed all of its other obligations and satisfied all conditions under this Agreement, and unconditionally notified Seller that it stands ready to tender full performance, purchase the Property and close escrow as per this Agreement, regardless of any alleged default or misconduct by Seller. Provided, however, that in no event shall Seller be liable for any actual, punitive, consequential or speculative damages arising out of any default by Seller hereunder.

     15.  Buyer's Representations and Warranties.

     a.  Buyer represents and warrants to Seller as follows:

     (i) In addition to the acts and deeds recited herein and contemplated to be performed, executed, and delivered by Buyer, Buyer shall perform, execute and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, deeds and assurances as Seller or the Title Company may require and be reasonable in order to consummate the transactions contemplated herein.

     (ii) Buyer has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

     (iii) To Buyer's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate or be in conflict with (a) any applicable provisions of law, (b) any order of any court or other agency of government having



     Buyer Initial: /s/ GEA /s/ WKA
     Purchase Agreement for Champps - Columbus, OH





     jurisdiction hereof, or (c) any agreement or instrument to which Buyer is a party or by which Buyer is bound.

16.  Damages, Destruction and Eminent Domain.

     (a) If, prior to closing, the Property or any part thereof be destroyed or further damaged by fire, the elements, or any cause, due to events occurring subsequent to the date of this Agreement to the extent that the cost of repair exceeds $10,000.00, this Agreement shall become null and void, at Buyer's option exercised, if at all, by written notice to Seller within ten (10) days after Buyer has received written notice from Seller of said destruction or damage. Seller, however, shall have the right to adjust or settle any insured loss until (i) all contingencies set forth in Paragraph 6 hereof have been satisfied, or waived; and (ii) any ten-day period provided for above in this Subparagraph 16a for Buyer to elect to terminate this Agreement has expired or Buyer has, by written notice to Seller, waived Buyer's right to terminate this Agreement. If Buyer elects to proceed and to consummate the purchase despite said damage or destruction, there shall be no reduction in or abatement of the purchase price, and Seller shall assign to Buyer the Seller's right, title, and interest in and to all insurance proceeds (pro-rata in relation to the Entire Property) resulting from said damage or destruction to the extent that the same are payable with respect to damage to the Property, subject to rights of any Tenant of the Entire Property.

     If the cost of repair is less than $10,000.00, Buyer shall be obligated to otherwise perform hereinunder with no adjustment to the Purchase Price, reduction or abatement, and Seller shall assign Seller's right, title and interest in and to all insurance proceeds pro-rata in relation to the Entire Property, subject to rights of any Tenant of the Entire Property.

     (b) If, prior to closing, the Property, or any part thereof, is taken by eminent domain, this Agreement shall become null and void, at Buyer's option. If Buyer elects to proceed and to consummate the purchase despite said taking, there shall be no reduction in, or abatement of, the purchase price, and Seller shall assign to Buyer the Seller's right, title, and interest in and to any award made, or to be made, in the condemnation proceeding pro-rata in relation to the Entire Property, subject to rights of any Tenant of the Entire Property.

      In the event that this Agreement is terminated by Buyer as provided above in Subparagraph 16a or 16b, the First Payment shall be immediately returned to Buyer (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof).

17.  Buyer's 1031 Tax Free Exchange.

      While Seller acknowledges that Buyer is purchasing the Property as "replacement property" to accomplish a tax free exchange, Buyer acknowledges that Seller has made no representations, warranties, or agreements to Buyer or Buyer's agents that the transaction contemplated by the Agreement will qualify for such tax treatment, nor has there been any reliance thereon by Buyer respecting the legal or tax implications of the transactions contemplated hereby. Buyer further represents that it has sought and obtained such third party advice and counsel as it deems necessary in regards to the tax implications of this transaction.

      Buyer wishes to novate/assign the ownership rights and interest of this Purchase Agreement to Mountain West Exchange, L.C. who will act as Accommodator to perfect the 1031 exchange by preparing an agreement of exchange of Real Property whereby Mountain West Exchange, L.C. will be an independent third party purchasing the ownership interest in subject property from Seller and selling the ownership interest in subject property to Buyer under the same terms and conditions as documented in this Purchase Agreement. Buyer asks the Seller, and Seller agrees to cooperate in the perfection of such an exchange if at no additional cost or expense to Seller or delay in



     Buyer Initial: /s/ GEA /s/ WKA
     Purchase Agreement for Champps - Columbus, OH






time.   Buyer  hereby indemnifies and holds Seller harmless  from
any claims and/or actions resulting from said exchange. Pursuant to the direction of Mountain West Exchange, L.C., Seller will deed the property to Buyer.

18.  Cancellation

     If any party elects to cancel this Contract because of any breach by another party or because escrow fails to close by the agreed date, the party electing to cancel shall deliver to escrow agent a notice containing the address of the party in breach and stating that this Contract shall be cancelled unless the breach is cured within 13 days following the delivery of the notice to the escrow agent. Within three days after receipt of such notice, the escrow agent shall send it by United States Mail to the party in breach at the address contained in the Notice and no further notice shall be required. If the breach is not cured within the 13 days following the delivery of the notice to the escrow agent, this Contract shall be cancelled.

19.  Miscellaneous.

     (a) This Agreement may be amended only by written agreement signed by both Seller and Buyer, and all waivers must be in writing and signed by the waiving party. Time is of the essence. This Agreement will not be construed for or against a party whether or not that party has drafted this Agreement. If there is any action or proceeding between the parties relating to this Agreement the prevailing party will be entitled to recover attorney's fees and costs. This is an integrated agreement containing all agreements of the parties about the Property and the other matters described, and it supersedes any other agreements or understandings. Exhibits attached to this Agreement are incorporated into this Agreement.

     (b) If this escrow has not closed by March 21, 1997, through no fault of Seller, Seller may either, at its election, extend the closing date or exercise any remedy available to it by law, including terminating this Agreement.

     (c) Funds to be deposited or paid by Buyer must be good and clear funds in the form of cash, cashier's checks or wire transfers.

     (d) All notices from either of the parties hereto to the other shall be in writing and shall be considered to have been duly given or served if sent by first class certified mail, return receipt requested, postage prepaid, or by a nationally recognized courier service guaranteeing overnight delivery to the party at his or its address set forth below, or to such other address as such party may hereafter designate by written notice to the other party.

     If to Seller:

          Attention:  Robert P. Johnson
          AEI Real Estate Fund XVIII Limited Partnership
          1300 Minnesota World Trade Center
          30 E. 7th Street
          St. Paul, MN  55101

     If to Buyer:

          The Thomas W. Adamson Family Limited Partnership
          Gerald Adamson, General Partner
          206 Palm Avenue
          Bullhead City, AZ  86430



     Buyer Initial: /s/ GEA /s/ WKA
     Purchase Agreement for Champps - Columbus, OH




          Wayne Adamson, General Partner
          1400 W.Walnut
          Marion, IL  62959


      When accepted, this offer will be a binding agreement for valid and sufficient consideration which will bind and benefit Buyer, Seller and their respective successors and assigns. Buyer is submitting this offer by signing a copy of this offer and delivering it to Seller. Seller has five (5) business days from receipt within which to accept this offer.

      IN WITNESS WHEREOF, the Seller and Buyer have executed this Agreement effective as of the day and year above first written.

BUYER:    The Thomas W. Adamson Family Limited Partnership

          By:/s/ Geral E Adamson
                 Gerald E. Adamson, general partner
          WITNESS:

          /s/ Carlos Francisco Andres
              Carlos F Andres
              (Print Name)

          WITNESS:

          /s/ Barbara Adamson
              Barbara Adamson
              (Print Name)

        By: /s/ Wayne K Adamson
                Wayne K. Adamson, general partner

          WITNESS:

          /s/ Darlene Brock
              Darlene Brock
              (Print Name)

          WITNESS:

          /s/ Janice McGinness
              Janice Mc Ginness
              (Print Name)



     Buyer Initial: /s/ WKA
     Purchase Agreement for Champps - Columbus, OH




SELLER: AEI REAL ESTATE FUND XVIII LIMITED PARTNERSHIP a
        Minnesota limited partnership

  By: AEI Fund Management XVIII Inc., its corporate general partner

  By: /s/ Robert P Johnson
          Robert P. Johnson, President


          WITNESS:

          /s/ Laura Steidl
              Laura Steidl
              (Print Name)

          WITNESS:

          /s/ Kelly Kae Schuller
              Kelly Kae Schuller
              (Print Name)






     Buyer Initial: /s/ GEA /s/ WKA
     Purchase Agreement for Champps - Columbus, OH






     LEGAL DESCRIPTION

     Situated in the State of Ohio, County of Franklin, City of Columbus, being located in Section 2, Township 2, Range 18, United States Military Lands, and being part of a 43. 161 acre tract of land (Parcel No. 610-146452) conveyed to Forty-One Corporation (the Grantor), by deed of record in Official Record 15500 A-G, all references being to records in the Recorder's Office, Franklin County Ohio, and being more particularly described as follows:

     Beginning  for reference at the intersection of  North  High
     Street (US 23) and East Campus View Boulevard (80.00 feet in width) as shown in Plat Book 60, Page 26:

     thence  S  86 49' 53" E, along the centerline of  said  East
     Campus View Boulevard, a distance of 900.00 feet to a point of curvature,

     thence along the centerline of said East Campus View Boulevard, with a curve tot he left having a radius of 1350.00 feet, a chord bearing of N 89 27' 50" E, and a chord distance of 174.45 feet to the intersection with centerline of High Cross Boulevard (80.00 feet in width);

     thence S 1 53'32" E, along the centerline of said High cross
     Boulevard a distance of 74.72 feet to a point;

     thence N 88 06'28" E, a distance of 40.00 feet to an iron pin set in the easterly right of way line of said High Cross
     Boulevard, said point being the True Point of Beginning of herein described tract;

     thence along the easterly right of way line of said High Cross Boulevard, with a curve to the right, having a radius of 40.00 feet, a chord bearing of N 40 23'34" E, and a chord distance of 53.83 feet to an iron pin set in the southerly right of way line of said East Campus View Boulevard;

     thence  along the southerly right of way line of  said  East
     Campus View Boulevard and the northerly line of herein described tract, with a curve to the left, having a radius of 1390.00 feet, a chord bearing of N 82 25'24" E, and a chord distance of 12.36 feet to an iron pin set;

     thence N 82 10' 07" E, along the southerly right of way line of said East Campus View boulevard and the northerly line of herein described tract, a distance of 209.28 feet to an iron pin set at the northeasterly corner of herein described tract;

     thence s 7 49' 49" E, along the easterly line of herein described tract, a distance of 312.60 feet to an iron pin set at the southeasterly corner of herein described tract;

     thence S 82 10'11" W, along the southerly line of herein described tract, a distance of 318.01 feet to an iron pin set in the easterly right of way line of said High Cross Boulevard at the southwesterly corner of herein described tract;

     thence along the easterly right of way line of said High Cross Boulevard and the westerly line of herein described tract, with a curve to the right, having a radius of 2960.00 feet, a chord bearing of N 9 21' 59" E, and a chord distance of 10/.64 feet to an iron pin set;

     thence N 9 28'10" E, along the easterly right of way line of said High Cross Boulevard and the westerly line of herein described tract a distance of 89.24 feet to an iron pin set;

     thence along the easterly right of way line of said High Cross Boulevard and the westerly line of herein described tract, with a curve to the left, having a radius of 390.00 feet, a chord bearing at N 3 47' 19" E, and a chord distance of 77.21 feet to an iron pin set;

     thence N 53' 32" W, along the easterly right of way line of said High Cross Boulevard and the westerly line of herein described tract a distance of 106/36 feet to the True Point of Beginning containing 2,005 acres, more or less, and subject to any rights of way, easements, and restrictions of record.

     The Basis of Bearing in this description is the centerline of East Campus View Boulevard, being S 86 49' 53" E, as shown in Plat Book 61, Page 79, Recorder's Office, Franklin
     County, Ohio.